UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2006

WEGENER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-11003	81-0371341
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11350 Technology Parkway, Duluth, Georgia 30097

(Address of principal executive offices, including zip code)

(770) 623-0096

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 29, 2006, Wegener Corporation, a Delaware corporation (the “Company”), entered into an agreement (the “Agreement”) with Henry Partners, L.P., Matthew Partners, L.P., Henry Investment Trust, L.P., and David W. Wright (collectively, the “DW Parties”). David W. Wright, a party to the Agreement and an affiliate of the other DW Parties, is a member of the Board of Directors of the Company. A description of the material terms of the Agreement is set forth below.

Standstill Agreement

Pursuant to the terms of the Agreement, the DW Parties have agreed, until the date which is the tenth business day prior to the last day on which a stockholder can submit director nominations to the Company for consideration at the 2008 Annual Meeting of Stockholders (the “Restricted Period”), not to, among other things:

(a) acquire (or offer or agree to acquire) any material amount of assets of the Company or any subsidiary or division thereof or of any such successor or controlling person;

(b) encourage any third party to acquire (or offer or agree to acquire) an aggregate of 20% or more (including any such securities held prior to the contact by such DW Party or Affiliate of a DW Party) of any voting securities of the Company or any subsidiary thereof;

(c) participate (or encourage any third party to participate) in, any “solicitation” of “proxies” to vote (as such terms are used in the rules of the Securities and Exchange Commission (“SEC”)), or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company with respect to (i) a transaction described in (a) or (b) above, (ii) any extraordinary transaction, such as a merger, reorganization or liquidation involving the Company or any subsidiary or division thereof, (iii) any material change in the present board of directors or management of the Company or any subsidiary or division thereof, including, but not limited to, any plans or proposals to change the number or the term of directors, to remove any director or to fill any existing vacancies on the board, except as provided in the Agreement; or (iv) the opposition of any person nominated by the Company’s nominating committee; provided, however, that the prohibition in this subparagraph (c) shall not apply to any transaction, or change in the present board of directors or management, which has been approved by the Company’s Board of Directors;

(d) submit any stockholder proposal pursuant to Rule 14a-8 of Regulation 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for consideration at the 2007 Annual Meeting of Stockholders;

(e) make any public announcement with respect to any matter described in subparagraphs (a) through (c) above;

(f) form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act, in connection with any of the foregoing; or

(g) take any action that could reasonably be expected to require the Company to make a public announcement regarding the possibility of any of the events described in clauses (a) through (c) above.

The DW Parties further agreed that, during the Restricted Period, none of the DW Parties nor any affiliate of any DW Party will nominate or submit for nomination any person for election to the Company’s Board of Directors.

Reimbursement of Certain Proxy Solicitation Expenses

The Company agreed to reimburse Henry Partners, L.P., Matthew Partners, L.P., and Henry Investment Trust, L.P. for documented proxy solicitation costs and fees (including legal fees and expenses) incurred by such DW Parties through January 31, 2006, up to a maximum amount of $150,000, related to the successful proxy contest conducted by Henry Partners, L.P. in connection with the 2006 Annual Meeting of Stockholders of the Company. Following a 20% payment upon signing the Agreement, the balance will be paid in four equal quarterly installments through September 30, 2007.

Nomination of New Independent Director to the Company’s Board of Directors and Certain Board and Committee Matters

Pursuant to the Agreement, the Corporate Governance and Nominating Committee (the “Nominating Committee”) will commence a search to identify an individual for nomination for election as a Class III director of the Company at the 2007 Annual Meeting of Stockholders, which individual shall qualify as an “independent director” as defined under and in compliance with the rules and regulations of the NASDAQ Stock Market (the “NASDAQ”). The Nominating Committee will use its best efforts to identify one or more suitable director nominees to recommend to the Company’s Board of Directors (the “Board”) by November 15, 2006, and will solicit input from the Company’s major stockholders (other than the DW Parties) in connection with its identification of suitable director nominees. Such nominee shall be an individual who has no prior relationship with the Company, other than as a stockholder, or any subsidiary of the Company, or any director or officer of the Company or of any subsidiary of the Company, unless such individual shall be an acceptable candidate to all incumbent directors then serving on the Board.

The Company agreed to hold six (6) regular Board meetings per fiscal year, and to continue to hold its annual meeting of stockholders in 2007 and 2008 during the month of January, consistent with its past practice.

In addition, all committees of the Board shall be comprised of independent directors only, as defined under and pursuant to the rules and regulations of NASDAQ. The Board will elect its committees annually, and each committee shall be comprised of not more than four (4) members. Concurrent with the 2007 Annual Meeting of Stockholders, each committee shall be comprised of an equal number of independent directors who were serving on the Board prior to the 2006 Annual Meeting and independent directors who were elected by the stockholders at or following the 2006 Annual Meeting. At least one Board committee (Nominating, Audit or Compensation) shall be chaired by an independent director who was elected at or following the 2006 Annual Meeting.

The Board will designate an Executive Committee, or other committee with similar responsibilities, only with the consent of all incumbent directors then serving on the Board.

Certain Amendments to the Company Bylaws and the Company’s Stockholder Rights Plan

In connection with the Agreement, the Board also approved certain amendments to the Company’s Bylaws and an amendment to the Company’s Stockholder Rights Agreement. The information under Item 3.03 and Item 5.03 of this report describes these amendments and is incorporated herein by reference in its entirety.

Certain Agreements Relating to Company Voting Securities

Provided that the Company is not in material default under the Agreement, and provided that a new independent director nominee has in fact been nominated for election, the DW Parties have agreed that, at the 2007 Annual Meeting of Stockholders, each DW Party shall vote, or cause to be voted, all Company voting securities beneficially owned by such DW Party as of the record date for the 2007 Annual Meeting in favor of the election of all Company Nominees to the Board.

Henry Partners, L.P. further agreed to withdraw the stockholder proposal which it submitted to the Company by letter, dated August 24, 2006, related to the Company’s Stockholder Rights Agreement.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

Effective September 29, 2006, the Company has amended its Stockholder Rights Agreement, dated as of May 1, 2003, between the Company and Securities Transfer Corporation (the “Rights Agreement”), providing that the rights issued thereunder will be triggered if, without prior Board approval, a person or group becomes the beneficial owner of 20% of the Company’s outstanding shares. The previous trigger level of the Rights Agreement was 15%.

The foregoing description of the amendment to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the amendment to the Rights Agreement which is attached as Exhibit 4.1 hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) In connection with its approval and adoption of the Agreement and effective September 29, 2006, the Board amended the Company’s Bylaws in the following respects:

Article III, Section 3.2 of the Company’s Bylaws was amended to provide that during the term of the Agreement, the number of members of the Board shall be fixed at nine (9). Prior to this amendment, Article III, Section 3.2 of the Company’s Bylaws provided that the number of directors may be set from time to time by resolution of the Board, consistent with the Certificate of Incorporation. The Certificate of Incorporation provides for the number of directors to be not less than 3 nor more than 15.

Article XII of the Company’s Bylaws was amended to provide that during the term of the Agreement, neither the amendment to Article XII nor the amendment to Article III referred to above shall be repealed or amended by the Board other than by a majority vote of all of the members of the Board that includes, for so long as Mr. Wright is serving on the Board, the affirmative vote of Mr. Wright. Prior to this amendment, Article XII provided that the Company’s Bylaws may be altered, amended or repealed at any regular meeting of the Board without prior notice, or at any special meeting of the Board if notice of such alteration, amendment or repeal be contained in the notice of such special meeting. Article XII also provides that the Bylaws may be altered, amended or repealed by the stockholders at any meeting.

The foregoing description of the amendments to the Company’s Bylaws does not purport to be complete and is qualified in its entirety by reference to the amendments to the Company’s Bylaws which are attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Attached as Exhibit 99.1 and Exhibit 99.2 hereto are two press releases that were issued by the Company on October 2 and October 3, 2006, respectively. The information contained in Exhibits 99.1 and 99.2 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under Section 18, except to the extent otherwise specified under Item 9.01.

Item 8.01	Other Events.

As previously announced, the Company also reports the death of Wendell H. Bailey, a director of the Company since February 2003, on Tuesday, September 26, 2006. Mr. Bailey was serving as a Class III director, and the terms of the Class III directors expire at the 2007 Annual Meeting of Stockholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The first three paragraphs of the press release attached as Exhibit 99.2 shall be furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act; all other information therein is intended to be deemed filed pursuant to instruction B.2. of Form 8-K.

Exhibit No.	Description

3.1	Amendments to Article III, Section 3.2 and Article XII of the Bylaws of the Company, effective as of September 29, 2006.

4.1	Amendment No. 1, dated as of September 29, 2006, to the Company’s Stockholder Rights Agreement.

10.1	Agreement, dated September 29, 2006, by and among Wegener Corporation, Henry Partners, L.P., Matthew Partners, L.P., Henry Investment Trust, L.P., and David W. Wright.

99.1	Press release, dated October 2, 2006.

99.2	Press release, dated October 3, 2006, filed pursuant to Rule 14a-12 under the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEGENER CORPORATION

Date: October 3, 2006	/s/ C. Troy Woodbury, Jr.
C. Troy Woodbury, Jr.
Treasurer and Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Description

3.1	Amendments to Article III, Section 3.2 and Article XII of the Bylaws of the Company, effective as of September 29, 2006.

4.1	Amendment No. 1, dated as of September 29, 2006, to the Company’s Stockholder Rights Agreement.

10.1	Agreement, dated September 29, 2006, by and among Wegener Corporation, Henry Partners, L.P., Matthew Partners, L.P., Henry Investment Trust, L.P., and David W. Wright.

99.1	Press release, dated October 2, 2006.

99.2	Press release, dated October 3, 2006, filed pursuant to Rule 14a-12 under the Exchange Act.